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                                                                  EXHIBIT 23.4


                            DEGOLYER AND MACNAUGHTON
                                ONE ENERGY SQUARE
                              DALLAS, TEXAS  75206


                                 AUGUST 19, 1994

                                                                 TELEPHONE
                                                               (214)368-6391
                                                                  TELEFAX
                                                               (214)369-4061


Triton Energy Corporation
6688 North Central Expressway
Suite 1400
Dallas, Texas 75206

Re: Triton Energy Corporation/Annual Report on Form 10-K

Gentlemen:

     We hereby consent to (i) the use of information in our report dated July 11, 1994, entitled "Appraisal Report on Certain Properties in Colombia owned by Triton Colombia Incorporated as of May 31, 1994 - SEC Case" under the caption "Properties - Reserves" in Item 2 of the Form 10-K for the fiscal year ended May 31, 1994, of Triton Energy Corporation, and (ii) the references to our firm under such caption.

                                        Very truly yours,



                                        DEGOLYER and MacNAUGHTON